Exhibit 99.1

FOR IMMEDIATE RELEASE

MATRIX SERVICE REPORTS FULLY DILUTED EARNINGS PER SHARE OF $0.02 IN THE

FIRST QUARTER OF FISCAL 2006, ENDED AUGUST 31

First Quarter 2006 Highlights:

•	Revenues were $109.0 million, up 28.3% from the same quarter a year ago

•	Fully diluted EPS was $0.02 compared to a loss of $(0.05) per fully diluted share in the same quarter a year ago

•	Net income rose to $0.4 million compared to a net loss of $(0.9) million in the same quarter last year

TULSA, OK – October 6, 2005 – Matrix Service Co. (Nasdaq: MTRX), a leading industrial services company, today reported its financial results for the first quarter 2006, ended August 31, 2005. Total revenues for the quarter were $109.0 million compared to $84.9 million recorded in the first quarter a year ago.

Net income for the first quarter of fiscal 2006 was $0.4 million, or $0.02 per fully diluted share, versus a net loss of $(0.9) million, or $(0.05) per fully diluted share, in the first quarter a year ago. These first quarter 2006 results include pre-tax charges and expenses of $0.5 million, or $0.02 per fully diluted share, for legal fees related to the three major contract disputes and $0.3 million, or $0.01 per fully diluted share, for consulting fees for the current restructuring efforts. These results also include pre-tax charges of $0.6 million, or $0.02 per fully diluted share, for the write-off of certain previously paid bank fees since the Company anticipates refinancing its senior facility by the end of the second fiscal quarter. These charges were partially offset by $0.7 million, or $0.02 per fully diluted share, for gains associated with disposed property and equipment in the Eastern business unit. EBITDA (1) for the first quarter of fiscal 2006 was $4.8 million, compared to $1.1 million for the same period last year. Gross margins on a consolidated basis for the current quarter were 9.3% compared to 7.9% reported in the same quarter a year ago. The gross margins were driven entirely by the improvement in the Construction Services segment.

President and Chief Executive Officer of Matrix Service, Michael J. Hall, said, “I am extremely proud of the excellent work done by the employees and management of Matrix Service. The speed with which turnaround measures were executed exceeded our expectations. To date, we have completed $7.7 million of liquidity events through surplus asset sales, the sale of our aluminum floating roof division and tax refunds.”

On October 3, 2005, Matrix executed a $15 million private placement of the Company’s common stock. This transaction, in combination with the previously discussed liquidity events, has enabled the Company to reduce its total funded senior debt to less than $17 million at October 4, 2005. The Company will now be able to close an extended senior credit facility at much more favorable rates that meets the long-term needs of the Company. We should also be able to re-establish a surety line with the new capital structure.

(1)	The Company uses EBITDA (earnings before net interest, income taxes, depreciation and amortization) as part of its overall assessment of financial performance by comparing EBITDA between accounting periods. Matrix believes that EBITDA is used by the financial community as a method of measuring the Company’s performance and of evaluating the market value of companies considered to be in similar businesses. EBITDA should not be considered as an alternative to net income (loss) or cash provided by operating activities, as defined by accounting principles generally accepted in the United States (“GAAP”). A reconciliation of EBITDA to net income (loss) is included at the end of this release.

Matrix Service Company

October 6, 2005

Construction Services revenues for first quarter 2006 were $62.2 million compared to $44.3 million in the same period a year earlier. The increase was a result of significantly higher construction work in the Downstream Petroleum Industry, where first quarter revenues climbed 79.7% to $50.4 million, from $28.1 million in the first quarter of fiscal 2005 and by Other Industries’ revenues, which rose 64.5% to $8.2 million, from $5.0 million for the year-earlier period. These increases were partially offset by Power Industry revenues, which fell 68.5% to $3.6 million, from $11.2 million a year earlier. Construction Services’ gross margins were 10.4% versus 6.3% in the first quarter of 2005.

Repair and Maintenance Services revenues advanced by $6.2 million, or 15.2%, in the first quarter of 2006 to $46.8 million, from $40.6 million in the same quarter in 2005. The increase was primarily a result of higher Downstream Petroleum Industry revenues, where first quarter revenues rose 18.0% to $43.2 million, from $36.6 million a year earlier, as well as higher Power Industry revenues, which climbed 110.6% to $2.9 million, from $1.4 million for the year-earlier period. Gross margins were 8.0% in the quarter versus 9.7% in the first quarter a year ago, as a result of lower turnaround activity in the plant services units and the inclusion of lower margin maintenance contracts in the Eastern operations, which the Company recently exited.

Mr. Hall added, “While we are still not in a position to provide earnings guidance, we believe the strength demonstrated in our Construction Services segment, particularly in the Downstream Petroleum Industry, should continue. Repair and Maintenance revenues and margins should continue to improve through the balance of the year. Based upon these factors, we are raising our revenue guidance to $400 million to $450 million versus our previous guidance of $375 million to $425 million.”

In conjunction with the press release, Matrix Service will host a conference call with Michael J. Hall, president and CEO, and Les Austin, vice president and chief financial officer. The call will take place at 11:00 a.m. (EDT)/10:00 a.m. (CDT) today and will be simultaneously broadcast live over the Internet at www.vcall.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within one hour of completion of the live call.

About Matrix Service Company

Matrix Service Company provides general industrial construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Illinois, Washington and Delaware in the U.S. and Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate”, “continues”, “expect”, “forecast”, “outlook”, “believe”, “estimate”, “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those identified in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For More Information:	Investor Relations:	Media Relations:
Les Austin	Trúc N. Nguyen	Ivette Almeida
Vice President Finance and CFO	The Global Consulting Group, Inc.	The Global Consulting Group
Matrix Service Company	646/284-9418	646/284-9455
918/838-8822	tnguyen@hfgcg.com	ialmeida@hfgcg.com
laustin@matrixservice.com

Matrix Service Company

October 6, 2005

Matrix Service Company

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	August 31, 2005	August 31, 2004
	(unaudited)
Revenues	$108,996	$84,939
Cost of revenues	98,813	78,225

Gross profit	10,183	6,714
Selling, general and administrative expenses	7,207	7,133
Restructuring	322	175

Operating income (loss)	2,654	(594)

Other income (expense):
Interest expense	(2,777)	(901)
Interest income	7	—
Other	730	(8)

Income (loss) before income taxes	614	(1,503)
Income tax provision (benefit)	239	(611)

Net income (loss)	$375	$(892)

Basic earnings (loss) per common share	$0.02	$(0.05)

Diluted earnings (loss) per common share	$0.02	$(0.05)

Weighted average common shares outstanding:
Basic	17,429,834	17,269,958
Diluted	17,654,336	17,269,958

Matrix Service Company

October 6, 2005

Matrix Service Company

Consolidated Balance Sheets

(In Thousands)

	August 31, 2005	May 31, 2005
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,117	$1,496
Accounts receivable, less allowances (August 31, 2005 - $400, May 31, 2005 - $461)	55,899	70,088
Contract dispute receivables, net	20,975	20,975
Costs and estimated earnings in excess of billings on uncompleted contracts	22,582	22,733
Inventories	3,532	4,739
Income tax receivable	1,852	3,004
Deferred income taxes	4,478	4,820
Prepaid expenses	6,982	8,245
Assets held for sale	5,780	1,479

Total current assets	123,197	137,579

Property, plant and equipment at cost:
Land and buildings	22,750	23,087
Construction equipment	28,564	29,711
Transportation equipment	10,461	10,862
Furniture and fixtures	8,626	8,889
Construction in progress	911	318

	71,312	72,867
Accumulated depreciation	35,944	35,791

	35,368	37,076

Goodwill	23,471	24,834

Other assets	2,351	2,891

Total assets	$184,387	$202,380

Matrix Service Company

October 6, 2005

Matrix Service Company

Consolidated Balance Sheets

(In Thousands, Except Share Data)

	August 31, 2005	May 31, 2005
	(unaudited)
Liability and stockholders’ equity

Current liabilities:
Accounts payable	$33,456	$38,059
Billings on uncompleted contracts in excess of costs and estimated earnings	11,572	12,311
Accrued insurance	4,672	5,038
Other accrued expenses	10,333	15,759
Liabilities held for sale	1,456	—
Current capital lease obligation	166	113
Current portion of long-term debt	34,019	42,765
Current portion of acquisition payable	1,831	1,808

Total current liabilities	97,505	115,853

Convertible notes	29,500	30,000
Acquisition payable	4,222	4,169
Long-term capital lease obligation	338	231
Deferred income taxes	3,703	4,142

Stockholders’ equity:
Common stock - $.01 par value; 30,000,000 shares authorized, and 19,381,130 and 19,285,276 shares issued as of August 31, 2005 and May 31, 2005, respectively	194	193
Additional paid-in capital	56,746	56,322
Retained deficit	(2,934)	(3,307)
Accumulated other comprehensive income (loss)	301	(22)

	54,307	53,186

Less: treasury stock, at cost – 1,868,850 and 1,873,750 shares as of August 31, 2005 and May 31, 2005, respectively	(5,188)	(5,201)

Total stockholders’ equity	49,119	47,985

Total liabilities and stockholders’ equity	$184,387	$202,380

Matrix Service Company

October 6, 2005

Matrix Service Company

1st Quarter Results of Operations

(In Thousands)

	Construction Services	Repair & Maintenance Services	Other	Combined Total
Three Months ended August 31, 2005
Gross revenues	$64,245	$46,936	$—	$111,181
Less: Inter-segment revenues	(2,030)	(155)	—	(2,185)

Consolidated revenues	62,215	46,781	—	108,996
Gross profit	6,441	3,742	—	10,183
Operating income (loss)	2,585	244	(175)	2,654
Income (loss) before income tax expense	1,130	(341)	(175)	614
Net income (loss)	696	(213)	(108)	375

Segment assets	98,338	64,356	21,693	184,387
Capital expenditures	347	426	166	939
Depreciation and amortization expense	700	747	—	1,447

Three Months ended August 31, 2004
Gross revenues	$46,779	$40,757	$—	$87,536
Less: Inter-segment revenues	(2,453)	(144)	—	(2,597)

Consolidated revenues	44,326	40,613	—	84,939
Gross profit	2,792	3,922	—	6,714
Operating income (loss)	(968)	549	(175)	(594)
Income (loss) before income tax expense	(1,535)	207	(175)	(1,503)
Net income (loss)	(917)	129	(104)	(892)

Segment assets	121,767	57,660	28,263	207,690
Capital expenditures	88	88	216	392
Depreciation and amortization expense	881	851	—	1,732

Segment revenue from external customers by industry type are as follows:

	Construction Services	Repair & Maintenance Services	Total
Three Months Ended August 31, 2005
Downstream Petroleum Industry	$50,435	$43,222	$93,657
Power Industry	3,544	2,870	6,414
Other Industries	8,236	689	8,925

Total	$62,215	$46,781	$108,996

Three Months Ended August 31, 2004
Downstream Petroleum Industry	$28,066	$36,629	$64,695
Power Industry	11,254	1,363	12,617
Other Industries	5,006	2,621	7,627

Total	$44,326	$40,613	$84,939

Other Industries consists primarily of liquefied natural gas, wastewater, food and beverage, manufacturing and paper industries.

Matrix Service Company

October 6, 2005

Non-GAAP Financial Measure

EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings before taxes, interest expense, depreciation and amortization. We have presented EBITDA because it is used by the financial community as a method of measuring our performance and of evaluating the market value of companies considered to be in similar businesses. We believe that the line item on our consolidated statements of operations entitled “net income (loss)” is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. EBITDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. As EBITDA excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions, which are excluded. Our non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•	It does not include interest expense. Because we have borrowed money to finance our operations, interest expense is a necessary and ongoing part of our costs and has assisted us in generating revenue. Therefore, any measure that excludes interest expense has material limitations.

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of our operations, any measure that excludes taxes has material limitations.

•	It does not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations.

EBITDA for the three-month period ended August 31, 2005 was $4.8 million, compared to $1.1 million for the three-month period ended August 31, 2004. A reconciliation of EBITDA to net income (loss) follows:

	Three Months Ended
	August 31, 2005	August 31, 2004
	(In Thousands)
Net Income (loss)	$375	$(892)
Interest Expense, net	2,770	901
Provision (benefit) for income taxes	239	(611)
Depreciation and amortization	1,447	1,732

EBITDA	$4,831	$1,130

The $3.7 million increase in EBITDA for the three months ended August 31, 2005 as compared to three-month period for the prior year was primarily due to higher revenues in fiscal 2006 combined with the benefit of restructuring efforts, which led to a smaller fixed cost structure. In addition, EBITDA for fiscal 2006 was further enhanced by the gain on the sale of assets that were identified as part of the Company’s restructuring efforts.